As filed with the Securities and Exchange Commission on May 11, 2004.
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S‑8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

                                    TYSON FOODS, INC.

(Exact Name of Registrant as Specified in its Charter)

                                DELAWARE                                                                                                                                                               71-0225165

(State or Other Jurisdiction of Incorporation or Organization)                                                                                     (I.R.S. Employer Identification No.)

2210 WEST OAKLAWN DRIVE, SPRINGDALE, ARKANSAS                                                                                                   72762-6999

                     (Address of Principal Executive Offices)                                                                                                                         (Zip Code)

                    TYSON FOODS, INC. EMPLOYEE STOCK PURCHASE PLAN

                                                                                                                               (Full Title of the Plan)

John H. Tyson
Chairman of the Board and Chief Executive Officer
2210 West Oaklawn Drive

                                        Springdale, Arkansas 72762-6999

(Name and Address of Agent For Service)

                    (479) 290-4000

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Richard L. Arenburg, Esq.
Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E., Suite 1600
Atlanta, Georgia 30303

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Class A Common Stock, par value $.10 per share	22,500,000	$18.91	$425,475,000	$53,908

(1)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Class A Common Stock as reported by The New York Stock Exchange on May 5, 2004.

PART I

 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The documents containing the information required in Part I of a Registration Statement on Form S-8 (the "Registration Statement") will be sent or given to employees participating in the Tyson Foods, Inc. Employee Stock Purchase Plan (the "Plan"), as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").  In accordance with the instructions to Part I of the Registration Statement, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference

            Tyson Foods, Inc., a Delaware corporation (the "Registrant"), is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission.  The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)        The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

(b)        All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)        The description of the securities contained in the Registrant's registration statement on Form 8-A filed on October 14, 1997 for the Registrant's common stock filed under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities

       The Registrant's Class A common stock, par value $0.10 per share (the "Common Stock"), is registered under Section 12(b) of the Exchange Act.

 Item 5.      Interests of Named Experts and Counsel

             Not applicable.

 Item 6.      Indemnification of Directors and Officers

             The Registrant is incorporated under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

            Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the Registrant would otherwise have the power to indemnify him or her under Section 145 of the Delaware General Corporation Law.

            The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware General Corporation Law, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as director.

            The Registrant's Second Amended and Restated Bylaws provide indemnification rights to a director or officer to the Registrant against all expenses, liabilities, and losses (including attorney's fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred by such officer or director in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director or officer was a director or officer of the Registrant, to the fullest extent legally permissible under and pursuant to any procedure specified in the Delaware General Corporation Law, and, further, authorize the Registrant to purchase and maintain insurance to protect any director or officer  against any liability, regardless of whether the Registrant would have the power to indemnify such person.

In addition, the Registrant has entered into supplemental indemnification agreements with its directors and with certain officers designated by the Registrant's board of directors (collectively, the "Indemnitees"), which broaden the scope of indemnity that has traditionally been provided by the Registrant to such persons under the terms of the Registrant's By-laws and the Delaware General Corporation Law.

The indemnification agreements with the Indemnitees provide that, subject to certain important exceptions, the Indemnitees shall be indemnified to the fullest possible extent permitted by law against any amount which they become legally obligated to pay because of any act or omission or neglect or breach of duty. Such amount includes all expenses (including attorneys' fees), damages, judgments, costs and settlement amounts, actually and reasonably incurred or paid by them in any action or proceeding, including any action by or in the right of the Registrant, on account of their service as a director or officer of the Registrant or any subsidiary of the Registrant. The indemnification agreements further provide that expenses incurred by the Indemnitees in defending such actions, in accordance with the terms of the agreements, shall be paid in advance, subject to the Indemnitees' obligation to reimburse the Registrant in the event it is ultimately determined that they are not entitled to be indemnified for such expenses under any of the provisions of the indemnification agreements.

No indemnification is provided under the indemnification agreements on account of conduct which is adjudged to be deliberately dishonest and material to establishing the liability for which the indemnification is sought. In addition, no indemnification is provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered for an accounting of profits made from a purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act, or of any similar statutory provision, or an account of any remuneration, personal profit or advantage which is adjudged to have been obtained in violation of law. The indemnification agreements also contain provisions designed to protect the Registrant from unreasonable settlements or redundant legal expenditures.

The indemnification agreements also provide for contribution by the Registrant, with certain exceptions, to amounts paid by the Indemnitees in any situation in which the Registrant and such individuals are jointly liable (or would be if the Registrant were joined in the litigation) if for any reason indemnification is not available. Such contribution would be based on the relative benefits to the Registrant and the individuals of the transaction from which liability arose, and on the relative fault in the transaction of the Registrant and the individuals. This provision could be applicable in the event a court found that indemnification under the federal securities laws is against public policy and thus not enforceable, as well as under state laws.

The indemnification agreements provide for substantially broader indemnity rights than those currently granted to the directors and officers of the Registrant under the Registrant's By-laws, which afforded directors and officers only those express indemnification rights set forth in Section 145 of the Delaware General Corporation Law. They are not intended to deny or otherwise limit third party or derivative suits against the Registrant or its directors or officers. However, to the extent a director or officer were entitled to indemnification or contribution thereunder, the financial burden of a third party suit would be borne by the Registrant, and the Registrant would not benefit from derivative recoveries since the amount of such recoveries would be repaid to the director or officer pursuant to the agreements.

Item 7.      Exemption from Registration Claimed.

            Not applicable.

Item 8.      Exhibits.

            The following opinions and consents are filed with this Registration Statement.

Exhibit No.
Description

5.1	Opinion of counsel with respect to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see signature pages to this Registration Statement).

Item 9.      Undertakings.

 The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii)        To reflect in the prospectus any facts or events arising after the effective   date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of     prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                        (iii)       To include any material information with respect to the plan of     distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)        To remove from registration by means of a post-effective amendment any of the    securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Springdale, Arkansas, on the 5th day of February 2004.

                                                                                     TYSON FOODS, INC.

                                                                                                   By:  /s/ Steven Hankins

                                                                                            Name:  Steven Hankins

                                                                                                                           Title:   Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Tyson, Steven Hankins and Richard L. Bond, and each of them, as his or her true and lawful attorneys‑in‑fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post‑effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys‑in‑fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date
/s/ Rickard L. Bond Richard L. Bond	President, Chief Operating Officer and Director	February 5, 2004
/s/ Lloyd V. Hackley Lloyd V. Hackley	Director	February 5, 2004
/s/ Steven Hankins Steven Hankins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 5, 2004
/s/ David A. Jones David A. Jones	Director	February 5, 2004
/s/ Jim Kever Jim Kever	Director	February 5, 2004
/s/ Rodney S. Pless Rodney S. Pless	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 5, 2004
/s/ Jo Ann R. Smith Jo Ann R. Smith	Director	February 5, 2004
Leland E. Tollett	Director	___________, 2004
Barbara A. Tyson	Director	___________, 2004
/s/ Don Tyson Don Tyson	Director	February 5, 2004
John H. Tyson John H. Tyson	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 5, 2004

EXHIBIT INDEX

Exhibit No.
Description

5.1	Opinion of counsel with respect to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see signature pages to this Registration Statement).